As filed with the Securities and Exchange Commission on October 4, 1996
                                                            Registration No. 33-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    Form S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                ARBOR DRUGS, INC.
             (Exact name of Registrant as specified in its charter)

       Michigan                                                 38-2054345
(State or other jurisdiction                                 (I.R.S. Employer
of incorporation or organization)                         Identification Number)

                              3331 West Big Beaver
                              Troy, Michigan 48084
                                 (810) 643-9420
               (Address, including zip code, and telephone number,
              including area code, of principal executive offices)



                    ARBOR DRUGS, INC. 1996 STOCK OPTION PLAN
                            (Full title of the Plan)


                               Gilbert C. Gerhard
                             Senior Vice President -
                           Finance and Administration
                                Arbor Drugs, Inc.
                              3331 West Big Beaver
                              Troy, Michigan 48084
                     (Name and address of agent for service)
                                 (810) 643-9420
          (Telephone number, including area code, of agent for service)


                                    Copy to:
                              Ellen J. Odoner, Esq.
                           Weil, Gotshal & Manges LLP
                                767 Fifth Avenue
                            New York, New York 10153
                                 (212) 310-8000


Approximate date of commencement of sales pursuant to the Plan: From time to time after the effective date of the Registration Statement.

                              CALCULATION OF REGISTRATION FEE

============================================================================================================================
                                                            Proposed maximum       Proposed maximum
            Title of                        Amount to       aggregate offering     aggregate                 Amount of
  securities to be registered             be registered(1)  price per share(2)     offering price(2)     registration fee
----------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share      2,000,000            $21.125            $42,250,000          $12,803.03
============================================================================================================================

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Registrant's 1996 Stock Option Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration which results in an increase in the number of outstanding shares of Common Stock.
(2) Calculated solely for the purpose of determining the registration fee pursuant to Rule 457 under the Securities Act of 1933, based upon the average of the high and low prices of the Common Stock as quoted on NASDAQ on September 30, 1996.

================================================================================

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.     Plan Information.

            The documents containing the information specified in Part I of this Registration Statement will be sent or given to employees as specified by Rule 428(b)(1). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act").

Item 2.     Registrant Information and Employee Plan Annual Information.

            Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus), other documents required to be delivered to eligible employees pursuant to Rule 428(b) or additional information about the Arbor Drugs, Inc. 1996 Stock Option Plan (the "1996 Plan") and its administrators are available without charge by contacting:

                              Arbor Drugs, Inc.
                              3331 West Big Beaver Road
                              Troy, Michigan  48084
                              Attention:  Gilbert C. Gerhard, Secretary

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference.

            The following documents, heretofore filed by Arbor Drugs, Inc. (the "Company") with the Commission, are incorporated herein by reference and made a part hereof:


            (a) The Company's Annual Report on Form 10-K for the fiscal year ended July 31, 1995;

            (b) The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended October 31, 1995, January 31, 1996 and April 30, 1996; and

            (c) The description of the Common Stock, par value $.01 per share (the "Common Stock"), of the Company which is contained in the Company's Registration Statement on Form 8-A, filed with the Commission on April 29, 1986, pursuant to Section 12 of the Exchange Act, (Registration No. 33-04378) including any amendment or report filed for the purpose of updating such description.

            All documents filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.     Description of Securities.

            Not Applicable.

Item 5.     Interests of Named Experts and Counsel.

            Not Applicable.

Item 6.     Indemnification of Directors and Officers.

            Sections 561-571 of the Michigan Business Corporation Act provide that a corporation may indemnify, with certain limitations and exceptions, directors and officers against judgments, expenses including attorneys fees, fines and amounts paid by the director or officer in settlement of claims brought against them by third persons or by or in the right of the corporation if those directors and officers acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation and its shareholders.

            The Registrant is obligated under its bylaws to indemnify a present or former director or executive officer of the Registrant, and may indemnify any other person, to the fullest extent now or hereafter authorized or permitted by law in connection with any actual or threatened civil, criminal, administrative or investigative action, suit or proceeding arising out of his or her past or future service to the Registrant, or to another corporation at the request of the Registrant. In addition, the Articles of Incorporation of the Registrant limit certain personal liabilities of directors of the Registrant; provided, however, that the Articles of Incorporation do not eliminate or limit the liability of a director for any of the following: (i) a breach of the director's duty of loyalty to the corporation or its shareholders; (ii) acts or omissions not in good faith or that involve intentional misconduct or knowing violation of law; (iii) a violation of Section 551(1) of the Michigan Business Corporation Act; (iv) a transaction from which the director derived an improper personal benefit; or (v) and act or omission occurring before the effective date of the Article.

            Section 567 of the Michigan Business Corporation Act provides that a corporation may maintain insurance on behalf of its directors and officers.

            The Registrant has obtained Directors' and Officers' liability insurance in the aggregate amount of $10 million. Subject to conditions and limitations, the insurance covers amounts required to be paid for a claim or claims made against directors and officers for certain "wrongful acts" in the discharge of their duties solely in their capacity as officers or directors of the Registrant. The coverage includes amounts as to which the Registrant may be required or permitted by law to indemnify the directors and officers.

            Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, or otherwise, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and therefore unenforceable.

Item 7.     Exemption from Registration Claimed.

            Not Applicable.

Item 8.     Exhibits.

 Exhibit
 Number                        Description
 ------                        -----------

     4.1 - Restated Articles of Incorporation of the Company, as amended, filed as Exhibit 3.1 to the Company's Annual Report on Form 10-K for the fiscal year ended July 31, 1988.*

     4.2 - By-Laws of the Company, filed as Exhibit 3.2 to the Company's Form S-1 Registration Statement, File Number 33-4378.*

     4.3  - Arbor Drugs, Inc. Amended and Restated Stock Option Plan, filed as
            Exhibit 10.1 to the Company's Annual Report on Form 10-K for the year ended July 31, 1993.*

     4.4 - Arbor Drugs, Inc. 1996 Stock Option Plan, filed as Annex 1 to the Company's Proxy Statement for the Annual Meeting of Shareholders held on December 5, 1995.*

     5.1 - Opinion of Honigman Miller Schwartz and Cohn as to the legality of the securities being registered.

     23.1 - Consent of Coopers & Lybrand L.L.P.

     23.2 - Consent of Honigman Miller Schwartz and Cohn (included in Exhibit 5.1).

     24   - Powers of Attorney (included in signature pages hereof).

--------
*Incorporated by reference.

Item 9.      Undertakings.

             (a)  The undersigned registrant hereby undertakes:

             (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                         (i) to include any prospectus required by Section
             10(a)(3) of the Securities Act;

                        (ii) to reflect in the prospectus any facts or events
             arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                        (iii) to include any material information with respect
             to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement;

             (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

             (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

             (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

             Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan, as of this 4th day of October, 1996.


                                          ARBOR DRUGS, INC.


                                          By:/s/ Gilbert C. Gerhard
                                             -------------------------
                                             Senior Vice President -
                                               Finance and Administration


                               POWER OF ATTORNEY

             Each person whose signature to this registration statement appears below hereby appoints Gilbert C. Gerhard as his agent and attorney-in-fact to sign on his behalf individually and in the capacity stated below and to file all amendments and post-effective amendments to this registration statement, which amendments make such changes and additions to this registration statement as such agent and attorney-in-fact may deem necessary or appropriate.

             Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


      Signature                      Title                          Date
      ---------                      -----                          ----


/s/ Eugene Applebaum           Chairman of the Board,            October 4, 1996
---------------------------    Chief Executive Officer
Eugene Applebaum               and President (Principal
                               Executive Officer)



/s/ Markus M. Ernst            Executive Vice President,         October 4, 1996
---------------------------    Chief Operating Officer
Markus M. Ernst                and Director

/s/  Gilbert C. Gerhard        Senior Vice President -           October 4, 1996
---------------------------    Finance and Administration;
Gilbert C. Gerhard             Chief Financial Officer;
                               Treasurer; Secretary; and
                               Director (Principal Financial
                               and Accounting Officer)



                                     Director
---------------------------
David B. Hermelin




/s/ Spencer M. Partrich              Director                    October 4, 1996
---------------------------
Spencer M. Partrich




/s/  Laurie M. Shahon                Director                    October 4, 1996
---------------------------
Laurie M. Shahon




/s/ Samuel Valenti III               Director                    October 4, 1996
---------------------------
Samuel Valenti III

                                 EXHIBIT INDEX


 Exhibit
 Number                     Description
 ------                     -----------

     4.1 - Restated Articles of Incorporation of the Company, as amended, filed as Exhibit 3.1 to the Company's Annual Report on Form 10-K for the fiscal year ended July 31, 1988.*

     4.2 - By-Laws of the Company, filed as Exhibit 3.2 to the Company's Form S-1 Registration Statement, File Number 33-4378.*

     4.3  - Arbor Drugs, Inc. Amended and Restated Stock Option Plan, filed as
            Exhibit 10.1 to the Company's Annual Report on Form 10-K for the year ended July 31, 1993.*

     4.4 - Arbor Drugs, Inc. 1996 Stock Option Plan, filed as Annex 1 to the Company's Proxy Statement for the Annual Meeting of Shareholders held on December 5, 1995.*

     5.1 - Opinion of Honigman Miller Schwartz and Cohn as to the legality of the securities being registered.

     23.1 - Consent of Coopers & Lybrand L.L.P.

     23.2 - Consent of Honigman Miller Schwartz and Cohn (included in Exhibit 5.1).

     24   - Powers of Attorney (included in signature pages hereof).

--------
*Incorporated by reference.

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